EXHIBIT 99.2

                        FIRST MONTAUK FINANCIAL CORP.

                           INSTRUCTIONS FOR USE OF

                       SUBSCRIPTION RIGHTS CERTIFICATES

                             ----------------------

           CONSULT THE SUBSCRIPTION AGENT, OR YOUR BANK OR BROKER, IF YOU HAVE ANY QUESTIONS AFTER READING THESE INSTRUCTIONS

     The following instructions relate to the rights offering (the "Rights Offering") by First Montauk Financial Corp. (the "Company"), to the holders of its Common Stock, no par value (the "Common Stock"), as described in the Company's Prospectus dated __________ , 1997 (the "Prospectus"). Holders of record (the "Record Date Holders") of Common Stock at the close of business on ___________ , 1997 (the "Record Date") are receiving one non-transferable subscription right (a "Right") for each share of Common Stock held on the Record Date. Every three Rights entitle the holder thereof (the "Rights Holder") to subscribe for and purchase from the Company one unit (the "Unit") at the subscription price (the "Subscription Price") of $.45 (the "Basic Subscription Privilege"). Each Unit consists of one Class A Redeemable Common Stock Purchase Warrant, one Class B Redeemable Common Stock Purchase Warrant and one Class C Redeemable Common Stock Purchase Warrant as described in the Prospectus. An aggregate of up to 3,072,779 Units will be distributed in connection with the Offering. Subject to the proration and possible reduction described below, each Right also entitles any Rights Holder to subscribe for additional Units which may be available after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege (the "Oversubscription Privilege"). Units will be available for purchase pursuant to the Oversubscription Privilege only to the extent that any Units are not subscribed for through the Basic Subscription Privilege. If the Units not subscribed for through the Basic Subscription Privilege (the "Excess Units") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Units will be allocated pro rata (subject to the elimination of fractional shares) among those Rights Holders exercising the Oversubscription Privilege in proportion to the number of Units a Rights Holder has subscribed for pursuant to the Basic Subscription Privilege. However, if such pro rata allocation results in any Rights Holder being allocated a greater number of Excess Units than such Rights Holder subscribed for pursuant to the exercise of the Oversubscription Privilege, then the excess funds paid by that Rights Holder as the Subscription Price for shares not issued will be returned without interest or deduction. The Subscription Price is payable in cash. See "Rights Offering Procedures" in the Prospectus.

     The Rights will expire at 5:00 p.m. Eastern time on _________________ , 1997, unless extended by the Company to a time not later than 5:00 p.m., Eastern time, on , 1997 (in either case, the "Expiration Time").

     The number of Rights to which you are entitled pursuant to the Basic Subscription

Privilege is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate form or forms on the reverse side of your Subscription Rights Certificate and returning the Subscription Rights Certificate to the Subscription Agent in the envelope provided.

     YOUR SUBSCRIPTION RIGHTS CERTIFICATE OR NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY NORTH AMERICAN TRANSFER COMPANY, (THE "SUBSCRIPTION AGENT") AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, AT OR BEFORE 5:00 P.M. EASTERN TIME, ON ______________, 1997. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1.    SUBSCRIPTION PRIVILEGES.

     TO EXERCISE RIGHTS. To exercise your Rights, complete your Subscription Rights Certificate and send to the Subscription Agent your properly completed and executed Subscription Rights Certificate together with payment in full of the Subscription Price for each Unit subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. Payment of the Subscription price must be made for the full number of Units being subscribed for (a) by check drawn upon a U.S. bank, or postal, telegraphic or express money order, in each case, payable to North American Transfer Company, as Subscription Agent for such purpose of accepting subscriptions at _____________________ Bank, ABA No. __________________, Account No. ___________________ . The Subscription
Price will be deemed to have been received by the Subscription Agent only upon
(i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or cashier's check drawn upon a U.S. bank, or of any postal, telegraphic or express money order or (iii) receipt of collected funds in the Subscription Agent's account designated above. IF PAYING BY UNCERTIFIED CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE FIVE BUSINESS DAYS OR MORE TO CLEAR. ACCORDINGLY, RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION TIME TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BEFORE THE EXPIRATION TIME AND ARE URGED TO CONSIDER, IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED OR, CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

     If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the aggregate Subscription Price for the number of Rights that you have indicated are being exercised, then you will be deemed to have exercised the Basic Subscription Privilege for the maximum number of Rights which may be exercised for the aggregate payment delivered by you and, to the extent that the aggregate payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Rights Certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole Excess Shares equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price and any amount remaining after such division shall be returned to you without interest or deduction.

     TO EXERCISE RIGHTS THROUGH A NOMINEE. If you wish to have your bank, broker or other nominee exercise some or all of your Rights, you must complete the instructions accompanying the letter from nominee holders, providing clear direction as to how many Rights are to be exercised. Banks, brokers and other nominees who exercise the Oversubscription Privilege on behalf of the beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, by delivery to the Subscription Agent of a Nominee Holder Oversubscription Certification in the form available from the Subscription Agent, the aggregate number of Rights as to which the Oversubscription Privilege are being exercised and the number of Units thereby subscribed for by each beneficial owner of Rights on whose behalf such nominee holder is acting.

     TO EXERCISE RIGHTS IF SUBSCRIPTIONS RIGHTS CERTIFICATE MIGHT NOT PROPERLY REACH THE SUBSCRIPTION AGENT PRIOR TO THE EXPIRATION TIME. You may cause a written guarantee substantially in the form of Exhibit A to these Instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Time; payment in full of the applicable Subscription Price may be made separately as long as said payment is also received by the Subscription Agent at or before the Expiration Time. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Rights Certificate and the number of Units being subscribed for pursuant to the Basic Subscription Privilege and being subscribed for, if any, pursuant to the Oversubscription Privilege, and the Eligible Institution must guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Rights Certificates evidencing those Rights within three trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Rights Certificates must be received by the Subscription Agent within three trading days following the date of the Notice of Guaranteed Delivery relating thereto. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent.

     LIMITATION ON SUBSCRIPTION PRIVILEGES. The Company will not be required to issue Units pursuant to the Rights Offering to any Rights Holder that in the Company's judgment is required to obtain prior clearance or approval from any regulatory authority to own or control such shares unless prior to the Expiration Time, evidence of such clearance or approval has been provided to the Company. If the Company elects not to issue shares in such case, such shares will become available to satisfy subscriptions pursuant to the Oversubscription Privilege.

2.    THE SUBSCRIPTION AGENT.

     The address and telephone and telecopier numbers of the Subscription Agent are as follows:

                             General Information:
                                (516) 379-8501

                   By Mail or By Hand or Overnight Courier:
                       North American Transfer Company
                             47 West Merrick Road
                           Freeport, New York 11521
              Facsimile Transmission, Copy Number:(516) 379-8525

3. ISSUANCE AND DELIVERY OF STOCK CERTIFICATES, ETC.

     The following issuances, deliveries, and payments will be made to you at the address shown on the face of your Subscription Rights Certificate unless you provide special payment, issuance or delivery instructions to the contrary by completing the applicable part of Section 2 of your Subscription Rights Certificate. See "Rights Offering Procedures - Exercise of Rights" in the Prospectus.

     BASIC SUBSCRIPTION PRIVILEGE. As soon as practicable after the corresponding Rights have been validly exercised and payment has been received, the Subscription Agent will issue and mail in accordance with your instructions three certificates representing Warrants purchased pursuant to the Basic Subscription Privilege. See "Rights Offering Procedures - Exercise of Rights" on the Prospectus.

     OVERSUBSCRIPTION PRIVILEGE. If you validly exercise the Oversubscription Privilege, as soon as practicable after the Expiration Time and after all prorations and reductions contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will issue and mail to you, if you validly exercise the Oversubscription Privilege, three certificates representing Warrants purchased pursuant to the Oversubscription Privilege. See "Rights Offering Procedures - Exercise of Rights" in the Prospectus.

     REFUNDING OF EXCESS PAYMENTS. If you exercise the Oversubscription Privilege, as soon as practicable after the Expiration Time and after all prorations and reductions contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will return by mail, without interest or deduction to you, any excess funds received in payment of the Subscription Price for Units that were subscribed by you but not allocated to you pursuant to the Oversubscription Privilege.

4.   SIGNATURES.

     EXECUTION BY RIGHTS HOLDER. The signature on the Subscription Rights Certificate must correspond with the name of the Rights Holder exactly as it appears on the face of the Subscriptions Rights Certificate without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

     EXECUTION BY PERSON OTHER THAN RIGHTS HOLDER. If the Subscription Rights Certificate is executed by a person other than the Rights Holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority.

     SIGNATURE GUARANTEES. As the Rights are non-transferable, unless your Subscription Rights Certificate (i) provides that the Units to be issued pursuant to the exercise of the Rights represented thereby are to be issued to you and sent to your registered address or (ii) is submitted for the account of an Eligible Institution (as defined in paragraph 1), your signature on each Subscription Rights Certificate must be guaranteed by a bank, broker, dealer, credit union, national securities exchange, registered securities association, clearing agency or savings association (an "Eligible Guarantor Institution").

5.   METHOD OF DELIVERY.

     The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at your election and risk, but, if sent by mail, you are urged to send such materials by registered or certified mail, properly insured, with return receipt requested, and are urged to allow a sufficient number of days to ensure delivery to the Subscription Agent and, if you are paying by uncertified check, the clearance of payment of the Subscription Price prior to the Expiration Time. BECAUSE UNCERTIFIED CHECKS MAY TAKE FIVE BUSINESS DAYS OR MORE TO CLEAR, YOU ARE STRONGLY URGED TO CONSIDER, IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

6. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

     In the case of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Rights") from the DTC account in which the Rights are held to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Unit subscribed for pursuant to the Basic Subscription Privilege. THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF DTC RIGHTS MAY NOT BE EXERCISED THROUGH DTC. The holder of DTC Rights may exercise the Oversubscription Privilege in respect thereof by properly executing and delivering to the Subscription Agent, at or prior to the Expiration Time, a DTC Participant Oversubscription Exercise Form, in the form available from the Subscription Agent, together with payment of the appropriate Subscription Price for the number of Excess Shares for which the Oversubscription Privilege is exercised.

     If a Notice of Guaranteed Delivery relates to Rights for to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription

Exercise Form must also be received by the Subscription Agent for such exercise of the Oversubscription Privilege at or prior to the Expiration Time.

7.   FORM W-9.

     If you have not previously provided the Subscription Agent with a Form W-9, you should provide the Subscription Agent with a correct Taxpayer Identification Number on a Form W-9 which may be obtained upon request from the Subscription Agent. Failure to provide the information on the Form W-9 may subject you to penalties and to withholding for dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Warrants.

8.   TRANSFER TAXES.

     All commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the exercise of Rights will be for the account of the Company.

9.   IRREGULARITIES.

     All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscription Rights Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Rights Certificates or incur any liability for failure to give such notification. The Company reserves the right to reject any exercise if such exercise is not in accordance with the terms of the Rights Offering or not in proper form or if the acceptance thereof or the issuance of shares of Common Stock pursuant thereto could be deemed unlawful.

                                                       EXHIBIT A TO INSTRUCTIONS

                        NOTICE OF GUARANTEED DELIVERY
                                     FOR
                       SUBSCRIPTION RIGHTS CERTIFICATES
                                  ISSUED BY
                        FIRST MONTAUK FINANCIAL CORP.

     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated _____________________ (the "Prospectus") of First Montauk Financial Corp. (the "Company"), if a holder of Rights cannot deliver the Subscription Rights Certificates evidencing Rights (the "Subscription Rights Certificate(s)'), to the Subscription Agent listed below (the "Subscription Agent") at or before 5:00 p.m. Eastern time on __________________ , 1997, unless extended by the Company to a time not later than 5:00 p.m., Eastern time, on ________________, 1997, (in either case, the "Expiration Time"). This form must be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent, and must be received by the Subscription Agent at or prior to the Expiration Time. Properly completed and executed Subscription Rights Certificates relating to this Notice of Guaranteed Delivery must be received by the Subscription Agent within three trading days following the date of this Notice of Guaranteed Delivery. See "Rights Offering Procedures - Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $.45 per Unit (as defined in the Prospectus) subscribed for pursuant to the Basic Subscription Privilege (as defined in the Prospectus) and the Oversubscription Privilege (as defined in the Prospectus) must be received by the Subscription Agent in the manner specified in the Instructions for Use of Subscription Rights Certificates (the "Instructions") at or before the Expiration Time even if the Subscription Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

                          THE SUBSCRIPTION AGENT IS:
                       NORTH AMERICAN TRANSFER COMPANY

      BY MAIL OR                                GENERAL INFORMATION:
      BY HAND OR                                (516) 379-8501
      OVERNIGHT COURIER:
      NORTH AMERICAN TRANSFER COMPANY           FACSIMILE TRANSMISSION:
      47 WEST MERRICK ROAD                      (516) 379-8525
      FREEPORT, NEW YORK  11521

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN THAT SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby represents that he or she is the holder of Subscription Rights Certificates(s) representing ___________ Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern time on___________________, 1997 unless extended by the Company to a time not later than 5:00 p.m. Eastern time, on ______________, 1997 (in either case, the "Expiration Time"). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one Unit for every three Rights for _____________ Units represented by such Subscription Rights Certificate and (ii) the Oversubscription Privilege, to the extent that Excess Units (as defined in the Prospectus) are available therefor, for an aggregate of up to _____________ Excess Units. The undersigned understands that payment of the Subscription Price of $.45 for each Unit subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Time, and represents that such payment, in the aggregate amount of $ , either (check appropriate box(es)):

      |_| is being delivered to the Subscription Agent; or |_| has been delivered separately to the Subscription Agent; and is being or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

      |_| Wire transfer of funds directed to _______ Bank, ABA No. ________, Account No. ________.

            Name of transferor institution __________________________________

            Date of transfer ________________________________________________

            Confirmation number (if available) ______________________________

      |_| Uncertified check payable to North American Transfer Company (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

            Name of maker ___________________________________________________

            Date of check ___________________________________________________

            Bank on which check is drawn ____________________________________

      |_|   Certified check payable to North American Transfer Company

            Name of maker ___________________________________________________

            Date of check ___________________________________________________

            Bank on which check is drawn ____________________________________

      |_|   Cashier's check payable to North American Transfer Company

            Name of maker ___________________________________________________

            Date of draft ___________________________________________________

      |_|   Money order payable to North American Transfer Company

            Issuer of money order ___________________________________________

            Date of money order _____________________________________________

Signature(s) _________________________ Address ______________________________

______________________________________ ______________________________________

Name(s)_______________________________ ______________________________________
            Please Type or Print                 (Include Zip Code)
______________________________________ ______________________________________

______________________________________ Area Code and Tel. No.(s)_____________

(If signature is by a trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s), of a corporation or another acting in a fiduciary or representative capacity, such capacity must be clearly indicated above.)

                                   Subscription Rights Certificate
                                   No(s). (if available)________________________

--------------------------------------------------------------------------------

                            GUARANTEE OF DELIVERY

   (Not to be used for Subscription Rights Certificate Signature Guarantee)

      The undersigned, a member firm or a registered national securities exchange or number of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the Subscription Rights Certificate(s) representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five trading days after the date hereof.

___________________________________ Dated: _____________________________________
           (Name of Firm)

___________________________________ Address: ___________________________________
      (Authorized Signature)

___________________________________ ____________________________________________
            (Name)                               (Include Zip Code)

__________________________________ _____________________________________________
            (Title)                       (Area Code and Telephone Number)

      The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

--------------------------------------------------------------------------------